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                                       55


                                                                      Exhibit 11

                HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)


                                     PRIMARY

                                                                               Three Months Ended September 30,
                                                                               --------------------------------
                                                                                   1997                1996
                                                                                  -------            -------
Net income from continuing operations..........................                   $10,470            $ 8,031
                                                                                  =======            =======

Shares used in net earnings per
   share computations...........................................                   38,592             38,734
                                                                                  =======            =======

Earnings per share - continuing operations.....................                   $  0.27            $   .21
                                                                                  =======            =======


Net income from discontinued operations........................                   $ 5,079            $ 4,261
                                                                                  =======            =======

Shares used in net earnings per
   share computations...........................................                   38,592             38,734
                                                                                  =======            =======

Earnings per share - discontinued operations...................                   $  0.13            $  0.11
                                                                                  =======            =======



      COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                               Three Months Ended September 30,
                                                                               --------------------------------
                                                                                   1997                1996
                                                                                  -------            -------
Average outstanding common shares..............................                    37,029             36,563
Average common equivalent shares --
   dilutive effect of option shares.............................                    1,563              2,171
                                                                                  -------            -------
Shares used in net earnings
   per share computations.......................................                   38,592             38,734
                                                                                  =======            =======


                                  FULLY DILUTED

                                                                               Three Months Ended September 30,
                                                                               --------------------------------
                                                                                   1997               1996
                                                                                  -------            -------
Net income from continuing operations..........................                   $10,470            $ 8,031
                                                                                  =======            =======

Shares used in net earnings per
   share computations...........................................                   38,642             38,824
                                                                                  =======            =======

Earnings per share - continuing operations.....................                   $  0.27            $   .21
                                                                                  =======            =======

Net income from discontinued operations........................                   $ 5,079            $ 4,261
                                                                                  =======            =======

Shares used in net earnings per
   share computations...........................................                   38,642             38,824
                                                                                  =======            =======

Earnings per share - discontinued operations...................                   $  0.13            $  0.11
                                                                                  =======            =======


        COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                               Three Months Ended September 30,
                                                                               --------------------------------
                                                                                   1997                1996
                                                                                  -------            -------
Average outstanding common shares..............................                    37,029             36,563
Average common equivalent shares --
   dilutive effect of option shares.............................                    1,613              2,261
                                                                                  -------            -------
Shares used in net earnings
   per share computations.......................................                   38,642             38,824
                                                                                  =======            =======
